Exhibit 99.2 Second Quarter 2020 Earnings Conference Call July 15, 2020 The PNC Financial Services Group

Cautionary Statement Regarding Forward-Looking and Non-GAAP Financial Information Our earnings conference call presentation is not intended as a full business or financial review and should be viewed in the context of all of the information made available by PNC in its SEC filings and on our corporate website. The presentation contains forward-looking statements regarding our outlook for earnings, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting PNC and its future business and operations. Forward-looking statements are necessarily subject to numerous assumptions, risks and uncertainties, which change over time. The forward-looking statements in this presentation are qualified by the factors affecting forward-looking statements identified in the more detailed Cautionary Statement included in the Appendix. We provide greater detail regarding these as well as other factors in our 2019 Form 10-K and 1Q20 Form 10-Q, and in our subsequent SEC filings. In particular, our forward-looking statements are subject to risks and uncertainties related to the COVID-19 pandemic and the resulting governmental and societal responses. Our forward-looking statements may also be subject to risks and uncertainties including those we may discuss in this presentation or in our SEC filings. Future events or circumstances may change our outlook and may also affect the nature of the assumptions, risks and uncertainties to which our forward-looking statements are subject. Forward- looking statements in this presentation speak only as of the date of this presentation. We do not assume any duty and do not undertake to update those statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance. As a result, we caution against placing undue reliance on any forward-looking statements. We include non-GAAP financial information in this presentation. Non-GAAP financial information includes financial metrics such as fee income, tangible book value, pretax, pre-provision earnings and return on tangible common equity. Reconciliations for such financial information may be found in our presentation, in these slides, including the Appendix, in other materials on our corporate website, and in our SEC filings. This information supplements our results as reported in accordance with GAAP and should not be viewed in isolation from, or as a substitute for, our GAAP results. We believe that this information and the related reconciliations may be useful to investors, analysts, regulators and others to help understand and evaluate our financial results, and with respect to adjusted metrics, because we believe they better reflect the ongoing financial results and trends of our businesses and increase comparability of period-to- period results. We may also use annualized, pro forma, estimated or third party numbers for illustrative or comparative purposes only. These may not reflect actual results. References to our corporate website are to www.pnc.com under “About Us - Investor Relations.” Our SEC filings are available both on our corporate website and on the SEC’s website at www.sec.gov. We include web addresses here as inactive textual references only. Information on these websites is not part of this presentation. 2

Second Quarter 2020 Highlights Net Income . We continued to support customers, $3.7 billion communities, and employees in a challenging economic environment Net Loss From Continuing Ops. ($0.7) billion . Strong loan and deposit growth helped Diluted Earnings Per Share expand our well-positioned balance sheet $8.40 Diluted Loss Per Share From Continuing Ops. . Monetized our 22% equity stake in ($1.90) BlackRock bolstering already healthy capital and liquidity levels Average Loan Growth 10% Average Deposit Growth . Results also reflect a $2.5 billion provision due to the significant estimated 16% economic impact of the pandemic Tangible Book Value Growth 10% − Growth rates compared to first quarter 2020. − Tangible book value per common share (Non-GAAP) – See Reconciliation in Appendix. 3

Balance Sheet: **Grew While Supporting Our Customers**

PNC

Average balances, $ billions	2Q20	Change vs. 1Q20	Change vs. 2Q19	Highlights
Commercial	**$189.3**	$25.2	$29.2	▪ Reflects PPP lending and higher utilization of loan commitments due to the economic impacts of COVID-19
Consumer	**78.8**	(0.7)	4.1	▪ Linked quarter decline reflects lower credit card, auto and student loans
Total loans	**$268.1**	$24.5	$33.3	▪ 10% linked quarter growth; 14% year-over-year growth
Investment securities	**$88.4**	$4.0	$4.8	▪ Net purchase activity; 5% linked quarter growth
Federal Reserve Bank balances	**$34.2**	$16.9	$21.0	▪ Reflects liquidity from deposit growth and proceeds from the sale of the BlackRock stake
Deposits	**$335.2**	$45.5	$62.3	▪ 16% linked quarter growth; 23% year-over-year growth ▪ Higher commercial and consumer deposits as customers hold more liquidity due to the environment
Borrowed Funds	**$53.2**	($4.0)	($9.1)	▪ Decline reflects use of liquidity from proceeds of the BlackRock stake sale and deposit growth
Common shareholders' equity	**$47.9**	$2.8	$3.3	▪ Increase driven by gain from the BlackRock stake sale partially offset by the reserve build
Tangible book value per common share	**$93.54**	$84.93	$80.76	▪ 10% linked quarter growth; 16% year-over-year growth

- Basel III common equity Tier 1 capital ratio – June 30, 2020 ratio is estimated. Details of the calculation presented in the capital table in the financial highlights.
- Tangible book value per common share (Non-GAAP) – See Reconciliation in Appendix.

4

Well-Positioned with Strong Capital, Reserves and Liquidity Basel III Common Allowance for Credit Losses Loan to Equity Tier 1 to Total Loans Deposit Ratio Record High Level Significant Loss Absorbing Ability Low Cost Funding Base 11.3% 2.55% 87% 87% 9.7% 9.4% 75% 1.66% 1.27% 2Q19 1Q20 2Q20 6/30/19 3/31/20 6/30/20 2Q19 1Q20 2Q20 − Allowance for Credit Losses (ACL) is Allowance for Loan and Lease Losses plus Allowance for Unfunded Lending Related Commitments and excludes allowances for investment securities and other financial assets. 5

Balance Sheet: Loan Growth Funded with Low Cost Deposits Loans Deposits 14% Year-over-Year Growth 23% Year-over-Year Growth $268.1 $335.2 $243.6 $189.3 $241.4 $234.8 $289.7 $164.1 $272.9 $160.1 $215.3 $201.2 4.56% 1.03% 4.08% 0.70% Average Average balances, $ billions Average Average balances, $ billions 3.37% 0.23% $74.7 $79.5 $78.8 $93.8 $71.7 $74.4 2Q19 1Q20 2Q20 2Q19 1Q20 2Q20 Consumer Commercial Total Loan Yield Noninterest-bearing Interest-bearing Deposit Rate 6

Income Statement: **Significant Reserve Build Impacts Results**

PNC

$ millions	2Q20	Change vs. 1Q20	Change vs. 2Q19	Highlights
Net interest income	**$2,527**	$16	$29	▪ Growth primarily due to lower funding costs and higher earning asset balances partially offset by lower earning asset yields
Fee income	**1,278**	(204)	(72)	▪ Reflects lower service charges on deposits and consumer services revenue due to fee waivers and less customer activity
Other noninterest income	**271**	(72)	(96)	▪ Decrease due primarily to lower securities gains, which were partially offset by higher capital markets related activity
Total revenue	**$4,076**	($260)	($139)	
Noninterest expense	**$2,515**	($28)	($96)	▪ Declined 1% LQ and 4% YoY ▪ Lower business activity and well-controlled expenses
Pretax, pre-provision earnings	**$1,561**	($232)	($43)	
Provision	**$2,463**	$1,549	$2,283	▪ Increase reflects significant economic impacts from COVID-19
Net income (loss) from continuing ops.	**($744)**	($1,503)	($1,929)	

	2Q20	1Q20	2Q19	
Efficiency Ratio	**62%**	59%	62%	▪ Increase due to challenging revenue environment
Net Interest Margin	**2.52%**	2.84%	2.91%	▪ Lower yields on commercial loans and Fed Reserve balances, partially offset by lower rates paid on funding sources
Diluted EPS from continuing ops.	**($1.90)**	$1.59	$2.47	

- Pretax, pre-provision earnings (Non-GAAP) – See Reconciliation in Appendix.
- LQ – Linked Quarter.
- YoY – Year-over-year.

7

Credit Quality: COVID-19 High Impact Industries $19.6 billion Outstanding Loan Balances ($17.6 billion excluding PPP Loans) $11.5 billion Commercial & Industrial Loans ($9.5 billion excluding PPP Loans) $4.9 billion / 72% Utilization Leisure Recreation: Restaurants, casinos, hotels, convention centers Includes $0.8 billion in PPP Loans $2.0 billion / 43% Utilization Retail (non-essential): Retail excluding auto, gas, staples Includes $0.2 billion in PPP Loans $1.9 billion / 84% Utilization Healthcare Facilities: Elective, private practices Includes $0.4 billion in PPP Loans $1.0 billion / 82% Utilization Consumer Services: Religious organizations, childcare Includes $0.4 billion in PPP Loans $0.8 billion / 77% Utilization Leisure Travel: Cruise, airlines, other travel / transportation Includes $0.1 billion in PPP Loans $0.9 billion / 48% Utilization Other Impacted Areas: Shipping, senior living, specialty education Includes $0.1 billion in PPP Loans $8.1 billion Commercial Real Estate and Related Loans Non-Essential Retail & Restaurants: Malls, lifestyle centers, outlets, restaurants $3.5 billion / 75% Utilization Hotel: Full service, limited service, extended stay $3.0 billion / 86% Utilization Seniors Housing: Assisted living, independent living $1.6 billion / 59% Utilization − PPP Lending within the Commercial Real Estate and Related Loan category is not material. − Balances as of 6/30/20; excludes securitizations. − Commercial & Industrial loans exclude PNC Real Estate business loans. Commercial real estate and related loans include commercial loans in the PNC Real 8 Estate business.

Credit Quality: Oil & Gas Loans $4.1 billion Outstanding Loan Balance Total Loans As of 6/30/20 $1.1 billion Exploration & Production (0.4% of Loans) $ billions Utilization Rate 33% Oil / Gas Mix 52% / 48% 1.6% Reserve-Based Structure 82% $258.2 billion $1.9 billion Midstream and Downstream (0.7% of Loans) Utilization Rate 36% Midstream Oil / Gas Mix 36% / 64% Asset-Based Structure 14% $1.1 billion Services (0.4% of Loans) Utilization Rate 48% Asset-Based Structure 76% − Excludes securitizations. 9

Credit: Providing Relief to Customers During Challenging Times . Provided assistance to nearly 280,000 consumer accounts representing $12.7 billion in balances – This includes approximately 35,000 Mortgage investor-owned accounts or $6.6 billion in balances . Compared to the peak, weekly requests have declined by over 97% . PNC owned accounts given assistance had unpaid principal balances of approximately $5.5 billion Consumer Accounts Given Hardship Assistance Through 6/30/20 Unpaid Principal % of % Current at Time % Making Payment Balance ($bn) Accounts of Hardship Request in Last 60 Days Home Lending $2.8 3% 82% 57% Automobile $2.1 10% 92% 51% Credit Card $0.3 1% 82% 75% Other Consumer $0.3 2% 91% 44% − Balances of PNC owned accounts given hardship assistance exclude Education Lending of approximately $600 million, primarily in Federal loan programs. 10

Credit: Well-Reserved For The Current Environment 0.90% Net Loan Charge-Offs 1.20% Delinquencies $1,600 1.00% $1,400 0.80% $236 $1,483 $1,200 $212 0.80% $1,309 $1,310 0.70% $1,000 0.60% $800 $142 0.60% $600 0.40% 0.35% 0.35% 0.55% 0.56% $400 0.51% 0.50% 0.24% 0.20% $200 $ millions $ millions 0.00% $- 0.40% 2Q19 1Q20 2Q20 6/30/19 3/31/20 6/30/20 Net Loan Charge-offs NCO / Average Loans Delinquencies Delinquencies to Total Loans Nonperforming Loans Allowance for Credit Losses 9.00% 8.00% $1,876 $6,590 $1,724 $1,644 7.00% 6.00% $4,394 5.00% 0.73% 0.73% 4.00% $3,012 3.00% 2.55% 0.62% 2.00% $ millions $ millions 1.66% 1.27% 1.00% 0.00% 6/30/19 3/31/20 6/30/20 6/30/19 3/31/20 6/30/20 NPLs Nonperforming Loans to Total Loans ACL ACL to Total Loans − NCO / Average Loans represents annualized net charge-offs (NCO) to average loans for the three months ended. − Allowance for Credit Losses (ACL) is Allowance for Loan and Lease Losses plus Allowance for Unfunded Lending Related Commitments. − Delinquencies represents accruing loans past due 30-days or more. Delinquencies to Total Loans represents delinquencies divided by spot loans. 11

Credit: Attribution of Change in Reserve Levels Under CECL Allowance for Credit Losses Economic Factors $6,590 Portfolio $1,639 Changes $557 . Changes to macro-economic $4,394 . New loans scenarios . Changes in . Changes to credit quality weightings . Aging of existing assigned to the portfolio four scenarios . Additional draws . Charge-offs and recoveries 1 2 3 4 ACL ACL 3/31/20 6/30/20 − Figures in millions. − Excludes allowances for investment securities and other financial assets. 12

Outlook: Third Quarter 2020 and Full Year 2020 Guidance Third Quarter 2020 Full Year 2020 Balance Average loans Down low-single digits Sheet Revenue Down 2 – 5% Net interest income Down approximately 1% Noninterest income Down 3 – 5% Income Statement Noninterest expense Flat to down Down 2 – 5% Net loan charge-offs $250 - $350 million Effective tax rate Low teens − Refer to Cautionary Statement in the Appendix, including economic and other assumptions. Does not take into account impact of potential legal and regulatory contingencies. − Third quarter 2020 average loans, net interest income, noninterest income, and noninterest expense outlook represents estimated percentage change for third quarter 2020 compared to second quarter 2020. Full year 2020 revenue and noninterest expense outlook represents estimated percentage change for full year 2020 compared to full year 2019. 13

Appendix: Cautionary Statement Regarding Forward-Looking Information This presentation includes “snapshot” information about PNC used by way of illustration and is not intended as a full business or financial review. It should not be viewed in isolation but rather in the context of all of the information made available by PNC in its SEC filings. We also make statements in this presentation, and we may from time to time make other statements, regarding our outlook for earnings, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting PNC and its future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “see,” “look,” “intend,” “outlook,” “project,” “forecast,” “estimate,” “goal,” “will,” “should” and other similar words and expressions. Forward-looking statements are necessarily subject to numerous assumptions, risks and uncertainties, which change over time. Future events or circumstances may change our outlook and may also affect the nature of the assumptions, risks and uncertainties to which our forward-looking statements are subject. Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance. As a result, we caution against placing undue reliance on any forward-looking statements. Our forward-looking statements are subject to the following principal risks and uncertainties. . Our businesses, financial results and balance sheet values are affected by business and economic conditions, including the following: − Changes in interest rates and valuations in debt, equity and other financial markets. − Disruptions in the U.S. and global financial markets. − Actions by the Federal Reserve Board, U.S. Treasury and other government agencies, including those that impact money supply and market interest rates. − Changes in customer behavior due to changing business and economic conditions or legislative or regulatory initiatives. − Changes in customers’, suppliers’ and other counterparties’ performance and creditworthiness. − Impacts of tariffs and other trade policies of the U.S. and its global trading partners. − The length and extent of economic contraction as a result of the COVID-19 pandemic. − Commodity price volatility. 14

Appendix: Cautionary Statement Regarding Forward-Looking Information . Our forward-looking financial statements are subject to the risk that economic and financial market conditions will be substantially different than those we are currently expecting and do not take into account potential legal and regulatory contingencies. These statements are based on our views that: − PNC’s baseline economic forecast is for an economic recovery in the second half of 2020 and into 2021, following a very severe but short recession in the first half of 2020. Consumers are increasing their spending and workers are returning to their job sites as states are gradually lifting restrictions on movement because of the COVID-19 pandemic; fiscal stimulus from the federal government is also supporting economic growth in mid-2020. After a significant contraction in real GDP, steep job losses, and a large increase in the unemployment rate in the second quarter, economic growth has resumed and the labor market is improving. − In the baseline forecast, real GDP increases in the third quarter as consumers start to spend again. Fiscal stimulus and extremely low interest rates support the recovery. Real GDP surpasses its pre-recession peak in 2022, and growth is well above its long-term trend through 2023. − The baseline forecast assumes that the Federal Open Market Committee keeps the federal funds rate in its current range of 0.00% to 0.25% into 2023. . Given the many unknowns and potential downside risks, including additional COVID-19 outbreaks, our forward-looking statements are subject to the risk that conditions will be substantially different than we are currently expecting. If efforts to contain COVID-19 are unsuccessful and restrictions on movement are reimposed or expanded, the economy could fall back into recession. The potential expiration of fiscal stimulus is also a major downside risk. The longer the labor market recovery takes, the more it will damage consumer fundamentals and sentiment. This could make the recovery weaker. Similarly, weak near-term growth could damage business fundamentals. And an extended global recession due to COVID-19 would weaken the U.S. recovery. As a result, the outbreak and its consequences, including responsive measures to manage it, have had and are likely to continue to have an adverse effect, possibly materially, on our business and financial performance by adversely affecting, possibly materially, the demand and profitability of our products and services, the valuation of assets and our ability to meet the needs of our customers. . PNC's ability to take certain capital actions, including returning capital to shareholders beginning in the fourth quarter of 2020, is subject to PNC meeting or exceeding a stress capital buffer established by the Federal Reserve Board in connection with the Federal Reserve Board's Comprehensive Capital Analysis and Review (CCAR) process. The Federal Reserve also has imposed limitations on capital distributions in the third quarter of 2020 by CCAR- participating bank holding companies and may extend these limitations, potentially in modified form. . PNC’s regulatory capital ratios in the future will depend on, among other things, the company’s financial performance, the scope and terms of final capital regulations then in effect and management actions affecting the composition of PNC’s balance sheet. In addition, PNC’s ability to determine, evaluate and forecast regulatory capital ratios, and to take actions (such as capital distributions) based on actual or forecasted capital ratios, will be dependent at least in part on the development, validation and regulatory review of related models. . Legal and regulatory developments could have an impact on our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain management. These developments could include: 15

Appendix: Cautionary Statement Regarding Forward-Looking Information − Changes to laws and regulations, including changes affecting oversight of the financial services industry, consumer protection, bank capital and liquidity standards, pension, bankruptcy and other industry aspects, and changes in accounting policies and principles. − Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries. These matters may result in monetary judgments or settlements or other remedies, including fines, penalties, restitution or alterations in our business practices, and in additional expenses and collateral costs, and may cause reputational harm to PNC. − Results of the regulatory examination and supervision process, including our failure to satisfy requirements of agreements with governmental agencies. − Impact on business and operating results of any costs associated with obtaining rights in intellectual property claimed by others and of adequacy of our intellectual property protection in general. . Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of systems and controls, third-party insurance, derivatives, and capital management techniques, and to meet evolving regulatory capital and liquidity standards. . We grow our business in part through acquisitions and new strategic initiatives. Risks and uncertainties include those presented by the nature of the business acquired and strategic initiative, including in some cases those associated with our entry into new businesses or new geographic or other markets and risks resulting from our inexperience in those new areas, as well as risks and uncertainties related to the acquisition transactions themselves, regulatory issues, and the integration of the acquired businesses into PNC after closing. . Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands. . Business and operating results can also be affected by widespread natural and other disasters, pandemics, dislocations, terrorist activities, system failures, security breaches, cyberattacks or international hostilities through impacts on the economy and financial markets generally or on us or our counterparties specifically. We provide greater detail regarding these as well as other factors in our 2019 Form 10-K and first quarter 2020 Form 10-Q, including in the Risk Factors and Risk Management sections and the Legal Proceedings and Commitments Notes of the Notes To Consolidated Financial Statements in those reports, and in our subsequent SEC filings. In particular, our forward-looking statements are subject to risks and uncertainties related to the COVID-19 pandemic and the resulting governmental and societal responses. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release or in our SEC filings, accessible on the SEC’s website at www.sec.gov and on our corporate website at www.pnc.com/secfilings. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document. Any annualized, pro forma, estimated, third party or consensus numbers in this presentation are used for illustrative or comparative purposes only and may not reflect actual results. Any consensus earnings estimates are calculated based on the earnings projections made by analysts who cover that company. The analysts’ opinions, estimates or forecasts (and therefore the consensus earnings estimates) are theirs alone, are not those of PNC or its management, and may not reflect PNC’s or other company’s actual or anticipated results. 16

Appendix: Non-GAAP to GAAP Reconciliation Return on Tangible Common Equity (Non-GAAP) For the three months ended June 30, Mar. 31, June 30, $ millions 2020 2020 2019 Return on average common shareholders' equity 30.11% 7.51% 11.75% Average common shareholders' equity $47,854 $45,058 $44,591 Average Goodwill and Other intangible assets (9,417) (9,432) (9,448) Average deferred tax liabilities on Goodwill and Other intangible assets 189 189 191 Average tangible common equity $38,626 $35,815 $35,334 Net income attributable to common shareholders $3,592 $844 $1,306 Net income attributable to common shareholders, if annualized $14,408 $3,385 $5,238 Return on average tangible common equity (Non-GAAP) 37.30% 9.45% 14.82% Return on average tangible common equity is a non-GAAP financial measure and is calculated based on annualized net income attributable to common shareholders divided by tangible common equity. We believe that return on average tangible common equity is useful as a tool to help measure and assess a company's use of common equity. 17

Appendix: Non-GAAP to GAAP Reconciliation Tangible Book Value per Common Share (Non-GAAP) % Change 6/30/20 6/30/20 $ millions, except per share data June 30, Mar. 31, June 30, vs. vs. 2020 2020 2019 3/31/20 6/30/19 Book value per common share $115.26 $106.70 $101.53 8% 14% Tangible book value per common share Common shareholders' equity $48,928 $45,269 $45,349 Goodwill and Other intangible assets (9,410) (9,425) (9,442) Deferred tax liabilities on Goodwill and Other intangible assets 188 189 191 Tangible common shareholders' equity $39,706 $36,033 $36,098 Period-end common shares outstanding (in millions) 425 424 447 Tangible book value per common share (Non-GAAP) $93.54 $84.93 $80.76 10% 16% Tangible book value per common share is a non-GAAP financial measure and is calculated based on tangible common shareholders’ equity divided by period-end common shares outstanding. We believe this non-GAAP measure serves as a useful tool to help evaluate the strength and discipline of a company's capital management strategies and as an additional, conservative measure of total company value. 18

Appendix: Non-GAAP to GAAP Reconciliation Pretax, Pre-Provision Earnings (Non-GAAP) For the three months ended % Change June 30, Mar. 31, June 30, 2Q20 2Q20 $ millions 2020 2020 2019 vs. 1Q20 vs. 2Q19 Net interest income $2,527 $2,511 $2,498 1% 1% Noninterest income 1,549 1,825 1,717 (15%) (10%) Total revenue $4,076 $4,336 $4,215 (6%) (3%) Noninterest expense 2,515 2,543 2,611 (1%) (4%) Pretax pre-provision earnings (Non-GAAP) $1,561 $1,793 $1,604 (13%) (3%) Net income ($744) $759 $1,185 (198%) (163%) We believe that pretax, pre-provision earnings, a non-GAAP financial measure, is useful as a tool to help evaluate the ability to provide for credit costs through operations. 19